UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 27, 2017, Intellinetics, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Report”) to report that Michael N. Taglich and Robert F. Taglich (each, an “Investor” and collectively, the “Investors”) had each advanced $75,000 (for a total of $150,000) to the Company on September 21, 2017, in connection with bridge loans by each Investor to the Company (each, a “Bridge Loan” and collectively, the “Bridge Loans”), the terms of which were subject to further negotiation and execution of definitive agreements between the parties. This Amendment No. 1 to Current Report on Form 8-K/A (this “Amended Report”), amends and supplements the Original Report in order to report the execution of definitive agreements in connection with the Bridge Loans and to disclose the final terms and conditions thereof.

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2017, the Company issued the following convertible promissory notes (each, a “Note” and collectively, the “Notes”):

●	Convertible Promissory Note in favor of Michael N. Taglich, in the original principal amount of $77,320, with an original issue discount of $2,320, and an effective date of September 21, 2017; and

●	Convertible Promissory Note in favor of Robert F. Taglich, in the original principal amount of $77,320, with an original issue discount of $2,320, and an effective date of September 21, 2017.

Robert F. Taglich and Michael N. Taglich each beneficially own more than five percent (5%) of the Company’s outstanding shares of Common Stock.

The Notes evidence each Investor’s respective advance of $75,000 to the Company on September 21, 2017, in connection with the Bridge Loans. Each Note matures on September 21, 2018 (the “Maturity Date”), and bears interest at the rate of 8% per annum until maturity, with interest beginning to accrue six months following the stated effective date and becoming payable quarterly. Any amounts not paid when due under each Note will accrue interest at the annual rate of 12% until paid. Each Note is convertible at the holder’s option at any time prior to repayment, into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) at the conversion price of $0.30 per share. Each Note is also exchangeable at the holder’s option, on a dollar-for-dollar basis, for any securities or other consideration issued by the Company in connection with any equity financing, merger, or other change of control transaction consummated by the Company while the Note remains outstanding. The Company intends to use the proceeds of the Notes for working capital, general corporate purposes, and debt repayment.

Pursuant to the Notes, each Investor also received warrants to purchase 75,000 shares of Common Stock at an exercise price of $0.30 per share (the “Warrants”), with an expiration date of September 22, 2022. The Company issued an aggregate of 150,000 Warrants to the Investors as a group.

The foregoing summary of the terms and conditions of the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Convertible Promissory Note attached as Exhibit 10.1 hereto and the Form of Warrant attached as Exhibit 10.2 hereto, each of which is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 22, 2017, the Company executed and delivered the Notes, in the aggregate principal amount of $154,640, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

On October 22, 2017, the Company issued an aggregate of 150,000 Warrants to the Investors, as described in Item 1.01 of this Report, which description is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Amended Report is hereby incorporated by reference into this Item 3.02. The issuances of the Notes and the Warrants were exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof as transactions by an issuer not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Name of Exhibit
10.1	Form of Convertible Promissory Note, issued October 22, 2017

10.2	Form of Warrant to Purchase Common Stock, issued October 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

By:	/s/ Joseph D. Spain
Joseph D. Spain
Chief Financial Officer

Dated: October 26, 2017